Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated May 24, 2011 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in IFM Investments Limited’s Annual Report on Form 20-F for the year ended December 31, 2010.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company
Beijing, the People’s Republic of China
May 24, 2011